UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2021

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Park Avenue, 8th Floor	10154
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Issuance of 4.750% Senior Notes due 2029

On June 23, 2021, Ladder Capital Finance Holdings LLLP (“LCFH”) and Ladder Capital Finance Corporation (together with LCFH, the “Issuers”), subsidiaries of Ladder Capital Corp (“Ladder” or the “Company”), issued $650 million aggregate principal amount of 4.750% senior notes due 2029 (the “Senior Notes”).

The Issuers intend to use the net proceeds of the offering for general corporate purposes, which may include funding the Issuers’ pipeline of new loans, investments in the Issuers’ core business lines and repayments of indebtedness, including potential redemptions of the Issuers’ outstanding notes.

The Senior Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

 Indenture

The Senior Notes were issued under an Indenture, dated June 23, 2021 (the “Indenture”), among the Issuers, the guarantors named therein (including the Company) and Wilmington Trust, National Association, as trustee.

The Indenture provides, among other things, that the Senior Notes will be senior unsecured obligations of the Issuers. Interest is payable on the Senior Notes on June 15 and December 15 of each year beginning on December 15, 2021 until their maturity date of June 15, 2029. The Indenture contains covenants that, among other things:

•	limit LCFH’s ability and the ability of its restricted subsidiaries to incur additional indebtedness or issue certain disqualified stock and preferred shares;

•	require that LCFH maintain total unencumbered assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding unsecured indebtedness of LCFH and its restricted subsidiaries; and

•	limit LCFH’s ability to merge or consolidate with another company or sell all or substantially all of its assets.

These covenants are subject to a number of important exceptions and qualifications.

If LCFH experiences certain kinds of changes of control and the Senior Notes receive a ratings downgrade, the Issuers will be required to offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof plus accrued but unpaid interest to the repurchase date.

The Issuers may redeem the Senior Notes at any time, in whole or in part, prior to their maturity. The redemption price for Senior Notes that are redeemed before June 15, 2024 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date, plus a make-whole premium. The redemption price for Senior Notes that are redeemed on or after June 15, 2024 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to, if any, to, but not including, the redemption date. In addition, the Issuers may redeem up to 40% of the Senior Notes using the proceeds of certain equity offerings completed before June 15, 2024.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Issuers and their subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The foregoing summary of the Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the form of the Senior Note, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated June 23, 2021, among Ladder Capital Finance Holdings LLLP, Ladder Capital Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of Senior Note (included in Exhibit 4.1).

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: June 23, 2021	By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	Chief Administrative Officer & General Counsel

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